Exhibit 99.1

Following are the Statements of Revenues and Direct Operating Expenses of the West Texas Acquisition Properties (as described in Note 1):
Page
Report of Independent Certified Public Accountants	1

Statements of Revenues and Direct Operating Expenses for the year ended December 31, 2013 (audited) and for the six months ended June 30, 2014 and 2013 (unaudited)	3

Notes to Statements of Revenues and Direct Operating Expenses	4

Supplemental oil and gas reserves information (unaudited)	5

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Diamondback Energy, Inc.
We have audited the accompanying statement of revenues and direct operating expenses of the West Texas Acquisition Properties acquired by Diamondback Energy, Inc. for the year ended December 31, 2013 and the related notes to the financial statement.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the West Texas Acquisition Properties acquired by Diamondback Energy, Inc. in accordance with accounting principles generally accepted in the United States of America.
Emphasis of matter
As described in Note 1, the accompanying financial statement is prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the West Texas Acquisition Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
September 12, 2014

WEST TEXAS ACQUISITION PROPERTIES
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(In thousands)

	Year Ended	Six Months Ended
	December 31,	June 30,
	2013	2014	2013

		(Unaudited)
Revenues	$41,701	$26,488	$20,261
Direct operating expenses:
Lease operating expenses	9,926	8,376	4,520
Production taxes	2,953	1,777	1,449
Total direct operating expenses	12,879	10,153	5,969
Excess of revenues over direct operating expenses	$28,822	$16,335	$14,292

See accompanying notes to the Statements of Revenues and Direct Operating Expenses

West Texas Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

NOTE 1 - PROPERTIES AND BASIS OF PRESENTATION

On July 18, 2014, Diamondback E&P LLC, a wholly owned subsidiary of Diamondback Energy, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with unrelated third party sellers (the “Sellers”) to acquire additional leasehold interests in Midland, Glasscock, Reagan and Upton Counties, Texas, in the Permian Basin (the “West Texas Acquisition Properties”). The aggregate purchase price, subject to adjustment as provided in the Agreement, was $538.0 million.

The accompanying statements of revenues and direct operating expenses represents the acquired net working and net revenue interests of approximately 16,773 gross (13,136 net) acres located in the Permian Basin of West Texas. The accompanying statements of revenues and direct operating expenses vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses incurred in connection with the ownership and operation of the West Texas Acquisition Properties, including but not limited to depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense and federal and state income taxes. Furthermore, no balance sheet has been presented for the West Texas Acquisition Properties because the acquired properties were not accounted for as or operated as a separate subsidiary or division by the Sellers and complete historical financial statements are not available, nor has information about the West Texas Acquisition Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical statements of revenues and direct operating expenses of the West Texas Acquisition Properties are presented in lieu of complete financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

The accompanying statements of revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from the historical accounting records of the Sellers. Such amounts may not be representative of future operations.

The accompanying statements of revenues and direct operating expenses for the six months ended June 30, 2014 and 2013 are unaudited. The unaudited interim statements of revenues and direct operating expenses have been derived from the Sellers’ historical accounting records and prepared on the same basis as the annual statement of revenues and direct operating expenses. In the opinion of management, such unaudited interim statements reflect all adjustments necessary to fairly present the West Texas Acquisition Properties’ excess of revenue over direct operating expenses for the six months ended June 30, 2014 and 2013.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the accompanying statements of revenues and direct operating expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. The estimates include oil and gas revenue accruals and reserve quantities. It is emphasized that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. Actual results could materially differ from these estimates.

Revenue recognition

Oil and natural gas revenues are recorded when title passes to the purchaser, net of royalty interests, discounts and allowances, as applicable.

NOTE 3 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 12, 2014, the date the statements of revenues and direct operating expenses were available to be issued, and has concluded that no events need to be reported in relation to this period.

West Texas Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

NOTE 4 - SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

The reserve estimates at December 31, 2013 presented in the table below were estimated by qualified petroleum engineers of the Company using historical data and other information from the records of the third party Sellers’ of the West Texas Acquisition Properties.

There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves. Oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be precisely measured and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.
The following table sets forth the estimated net proved developed and undeveloped oil and natural gas reserves related to the West Texas Acquisition Properties at December 31, 2013:

		Natural Gas
	Oil	Liquids	Natural Gas
	(Bbls)	(Bbls)	(Mcf)
Proved Reserves:
As of January 1, 2013	3,654,503	530,502	7,349,207

Production	(366,205)	(136,199)	(768,563)
As of December 31, 2013	3,288,298	394,303	6,580,644

Proved Developed Reserves:
January 1, 2013	3,654,503	530,502	7,349,207
December 31, 2013	3,288,298	394,303	6,580,644

Proved Undeveloped Reserves:
January 1, 2013	—	—	—
December 31, 2013	—	—	—
Standardized Measure of Discounted Future Net Cash Flows
The following information has been prepared in accordance with the provisions of the FASB Codification, Topic 932– “Extractive Activities—Oil and Gas.” The standardized measure of discounted future net cash flows are based on the unweighted average, first-day-of-the-month price. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to the Company. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

The standardized measure of discounted future net cash flows represents the present value of estimated future net cash flows from net proved oil and natural gas reserves, less estimated future development, production, plugging and abandonment costs, and estimated future income tax expenses, discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs.

West Texas Acquisition Properties

Notes to Statements of Revenues and Direct Operating Expenses

The following table sets forth the standardized measure of discounted future net cash flows attributable to the West Texas Acquisition Properties proved oil and natural gas reserves as of December 31, 2013:

December 31,
2013

(In thousands)
Future cash inflows	$336,784
Future development costs	(24,732)
Future production costs	(111,562)
Future production taxes	(24,458)
Future income tax expenses	(2,357)
Future net cash flows	173,675
10% discount to reflect timing of cash flows	(83,437)
Standardized measure of discounted future net cash flows	$90,238

In the table below the average first-day-of–the-month price for oil, natural gas and natural gas liquids is presented, all utilized in the computation of future cash inflows.

December 31,
2013
Unweighted Arithmetic Average
First-Day-of-the-Month Prices
Oil (per Bbl)	$91.85
Natural gas (per Mcf)	$3.69
Natural gas liquids (per Bbl)	$34.92
Principal changes in the standardized measure of discounted future net cash flows attributable to estimated net proved oil and natural gas reserves of the West Texas Acquisition Properties for the period presented:

Year Ended December 31,
2013

(In thousands)
Standardized measure of discounted future net cash flows at the beginning of the period	$101,943
Sales of oil and natural gas, net of production costs	(28,822)
Net changes in prices and production costs	6,719
Accretion of discount	10,194
Net change in income taxes	160
Net changes in timing of production and other	44
Standardized measure of discounted future net cash flows at the end of the period	$90,238